Exhibit 99.1

CareTrust REIT Announces Fourth Quarter & Full Year 2021 Operating Results

Conference Call Scheduled for Thursday, February 17, 2022 at 1:00 pm ET
SAN CLEMENTE, Calif., February 16, 2022 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter and year ended December 31, 2021, as well as other recent events.
For the quarter, CareTrust REIT reported:
•100% of contractual rents collected;
•Net income of $18.3 million, a 13.3% decrease over the prior year, and net income per share of $0.19;
•Normalized FFO of $37.3 million, a 9.0% increase over the prior year, and normalized FFO per share of $0.39;
•Normalized FAD of $39.8 million, an 11.5% increase over the prior year, and normalized FAD per share of $0.41; and
•A quarterly dividend of $0.265 per share, representing a payout ratio of approximately 65% on normalized FAD.

100% Rent Collection & Continued Recovery

“We are pleased to report 100% of contractual rents collected in the quarter, making the full year’s collections also 100%,” said Dave Sedgwick, CareTrust’s President and Chief Executive Officer. “The fact that we collected 100% of contractual rent over the past two years is a testament to the quality of our investments and our operators, and our team’s ability to manage needed changes in the portfolio efficiently,” he added. He noted that 2022 will be a year of continued recovery for the majority of CareTrust’s operators.

Alluding to the industry-wide delay in occupancy recovery caused by the Omicron variant and ongoing staffing shortages, Mr. Sedgwick said, “Despite these challenges, most of CareTrust’s operators have shifted to offense in terms of being part of the solution to treat COVID patients and also in terms of looking to grow again.” However, while noting that provider relief funding had been helpful in mitigating challenges during the pandemic for most of CareTrust’s tenants, the latest HHS “Phase 4” provider relief disbursement “has provided insufficient runway for a few operators to successfully make the soft landing we have been hoping for, resulting in 93% of contractual cash rent collected in January,” he added.

Reinforcing the Foundation

Discussing the Company’s outlook for 2022, Mr. Sedgwick said, “We see an opportunity now to reinforce the foundation of this platform for the long term. As we look forward, not just to next quarter but to the coming years and what we expect to be significant growth opportunities ahead, COVID has exposed a few cracks in the foundation for which relief funds no longer suffice, and that we want to remediate while they are still relatively small.”

Explaining that the current sellers' market appears to offer an unprecedented opportunity to de-risk the portfolio, he disclosed that CareTrust plans to pursue the sale, re-tenanting, or repurposing of up to 32 assets representing approximately 10% of contractual cash rent. “Throughout the pandemic, we have conducted ‘stress-test’ analyses of the portfolio and identified a handful of operators and properties that we believe pose an unacceptable risk of default as provider relief measures come to an end. For these relationships and properties, we’ve decided to take advantage of the frothy sellers’ market and remove these cracks and the associated uncertainty from our foundation,” he added.

“As part of this plan, we are looking at moving into an exciting new asset class for CareTrust as well – behavioral health,” Mr. Sedgwick said. “We are cautiously optimistic about the opportunity to redevelop and repurpose assets into addiction recovery properties, which we believe would be a higher and better use for some of our real estate,” he added. Mr. Sedgwick noted that for certain assets, uses such as behavioral health typically command higher rents and operate at better lease coverages than seniors housing. “Repurposing some of our properties would give us the entry point into behavioral health we’ve been looking for, and give our team a powerful new asset management tool as we constantly evaluate ways to strengthen the overall portfolio,” he said.

In summarizing the plan, Mr. Sedgwick concluded, “We do not intend to play the ‘defer and hope’ game with operators and properties that have been on our ‘watchlist’ since before the pandemic. Rather, we intend to take advantage of the sellers’ market, redeploy any proceeds in new investments underwritten for today’s realities, and use this time to upgrade the risk profile of our growing portfolio.”

Continued Focus on Growth

During the quarter, CareTrust acquired two vacant seniors housing and memory care properties for $12.4 million, inclusive of transaction costs, in New Jersey. It is anticipated that the two properties, once licensed, will be leased to a new operator at a stabilized yield consistent with historical yields. The acquisition was funded using cash on hand.

Subsequent to quarter end, CareTrust acquired a 155-bed skilled nursing facility in Ennis, Texas for a purchase price of $8.9 million, inclusive of transaction costs. The facility was added to the existing master lease with affiliates of Eduro Healthcare, who took over operations on February 1, 2022. Annual cash rent under the Eduro master lease increased by approximately $815,000 with CPI-based annual rent escalators. The initial term of Eduro's master lease with CareTrust was also extended by four years in connection with the transaction. The acquisition was funded using cash on hand.

Commenting on the challenges and opportunities associated with growing during a sellers' market, Mark Lamb, CareTrust’s Chief Investment Officer, said, “The market is as competitive as we have seen it, but we are optimistic about our ability to leverage our robust lease coverage with current operators and our history as value-add providers to buy facilities at the right basis and provide a ramp to stabilization, if needed.” He also noted that CareTrust has agreed to partner with a top lender to invest in a variety of loan products that the Company expects will provide capital deployment opportunities this year and into the foreseeable future. “Once the agreement is formalized, we would expect to fund $50 to $100 million into that vehicle in 2022 at a return in the low- to mid-8% range, and we believe these investments would also lead to an attractive pipeline of operators and off-market opportunities for the years to come,” he concluded.

Guidance Discussion

Chief Financial Officer Bill Wagner noted that CareTrust stood out among healthcare REITs during the pandemic by continuing to issue annual guidance in spite of the many operating headwinds and uncertainty around continued government financial support. “Given the early stage of today’s announced 2022 asset management plan, issuing guidance will be postponed until meaningful progress has been made on the wide range of possibilities for both proceeds and redeployment of that capital,” he said.

Financial Results for Quarter and Year Ended December 31, 2021

Mr. Wagner reported that, for the fourth quarter, CareTrust generated net income of $18.3 million, or $0.19 per diluted weighted-average common share, normalized FFO of $37.3 million, or $0.39 per diluted weighted-average common share, and normalized FAD of $39.8 million, or $0.41 per diluted weighted-average common share. For the year ended December 31, 2021, CareTrust generated net income of $72.0 million, or $0.74 per diluted weighted-average common share, normalized FFO of $143.9 million, or $1.49 per diluted weighted-average common share, and normalized FAD of $153.0 million, or $1.59 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 3.7x, well under the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 23.0%. Mr. Wagner stated that as of today, the Company had approximately $90 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has more than $13 million in cash on hand. He further noted that the Company currently has approximately $476.5 million in available authorization remaining on its at-the-market equity program. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Dividend Maintained

During the quarter, CareTrust declared a quarterly dividend of $0.265 per common share. On an annualized basis, the payout ratio was approximately 68% based on fourth quarter 2021 normalized FFO, and 65% based on normalized FAD.

Conference Call

A conference call will be held on Thursday, February 17, 2022, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss fourth quarter and full year 2021 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 9255636. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including plans to sell, re-tenant or repurpose selected Company assets, the Company's possible expansion into behavioral health properties and acquisition plans; growth prospects; operating and financial performance; expectations regarding the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter and year ended December 31, 2021 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited)
Revenues:
Rental income	$49,118	$43,605	$190,195	$173,612
Independent living facilities	—	203	—	2,077
Interest and other income	619	329	2,156	2,643
Total revenues	49,737	44,137	192,351	178,332
Expenses:
Depreciation and amortization	14,056	13,275	55,340	52,760
Interest expense	5,689	5,579	23,677	23,661
Property taxes	1,108	657	3,574	2,836
Independent living facilities	—	209	—	1,869
General and administrative	10,738	3,381	26,874	16,302
Total expenses	31,591	23,101	109,465	97,428
Other income (loss):
Loss on extinguishment of debt	—	—	(10,827)	—
Gain (loss) on sale of real estate	115	19	(77)	(37)
Total other income (loss)	115	19	(10,904)	(37)
Net income	$18,261	$21,055	$71,982	$80,867

Earnings per common share:
Basic	$0.19	$0.22	$0.74	$0.85
Diluted	$0.19	$0.22	$0.74	$0.85

Weighted-average number of common shares:
Basic	96,297	95,215	96,017	95,200
Diluted	96,552	95,244	96,092	95,207

Dividends declared per common share	$0.265	$0.25	$1.06	$1.00

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income	$18,261	$21,055	$71,982	$80,867
Depreciation and amortization	14,056	13,275	55,340	52,760
Interest expense	5,689	5,579	23,677	23,661
Amortization of stock-based compensation	5,635	971	10,832	3,790
EBITDA	43,641	40,880	161,831	161,078
Recovery of previously reversed rent	—	—	—	(1,047)
Lease termination revenue	—	(73)	(63)	(1,179)
Property operating expenses	8	—	8	(248)
(Gain) loss on sale of real estate	(115)	(19)	77	37
Non-routine transaction costs	1,418	—	1,418	—
Loss on extinguishment of debt	—	—	10,827	—
Normalized EBITDA	$44,952	$40,788	$174,098	$158,641

Net income	$18,261	$21,055	$71,982	$80,867
Real estate related depreciation and amortization	14,051	13,268	55,318	52,713
(Gain) loss on sale of real estate	(115)	(19)	77	37
Funds from Operations (FFO)	32,197	34,304	127,377	133,617
Effect of the senior unsecured notes payable redemption	—	—	642	—
Recovery of previously reversed rent	—	—	—	(1,047)
Lease termination revenue	—	(73)	(63)	(1,179)
Property operating expenses	8	—	8	(248)
Accelerated amortization of stock-based compensation	3,696	—	3,696	—
Non-routine transaction costs	1,418	—	1,418	—
Loss on extinguishment of debt	—	—	10,827	—
Normalized FFO	$37,319	$34,231	$143,905	$131,143

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income	$18,261	$21,055	$71,982	$80,867
Real estate related depreciation and amortization	14,051	13,268	55,318	52,713
Amortization of deferred financing fees	521	488	2,022	1,950
Amortization of stock-based compensation	5,635	971	10,832	3,790
Straight-line rental income	(6)	(12)	(32)	(77)
(Gain) loss on sale of real estate	(115)	(19)	77	37
Funds Available for Distribution (FAD)	38,347	35,751	140,199	139,280
Effect of the senior unsecured notes payable redemption	—	—	642	—
Recovery of previously reversed rent	—	—	—	(1,047)
Lease termination revenue	—	(73)	(63)	(1,179)
Property operating expenses	8	—	8	(248)
Non-routine transaction costs	1,418	—	1,418	—
Loss on extinguishment of debt	—	—	10,827	—
Normalized FAD	$39,773	$35,678	$153,031	$136,806

FFO per share	$0.33	$0.36	$1.32	$1.40
Normalized FFO per share	$0.39	$0.36	$1.49	$1.38

FAD per share	$0.40	$0.37	$1.46	$1.46
Normalized FAD per share	$0.41	$0.37	$1.59	$1.43

Diluted weighted average shares outstanding [1]	96,646	95,429	96,309	95,346

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Revenues:
Rental income	$43,605	$45,246	$47,744	$48,087	$49,118
Independent living facilities	203	—	—	—	—
Interest and other income	329	505	514	518	619
Total revenues	44,137	45,751	48,258	48,605	49,737
Expenses:
Depreciation and amortization	13,275	13,473	13,843	13,968	14,056
Interest expense	5,579	5,762	6,534	5,692	5,689
Property taxes	657	696	766	1,004	1,108
Independent living facilities	209	—	—	—	—
General and administrative	3,381	5,142	5,798	5,196	10,738
Total expenses	23,101	25,073	26,941	25,860	31,591
Other income (loss):
Loss on extinguishment of debt	—	—	—	(10,827)	—
Gain (loss) on sale of real estate	19	(192)	—	—	115
Total other income (loss)	19	(192)	—	(10,827)	115
Net income	$21,055	$20,486	$21,317	$11,918	$18,261

Diluted earnings per share	$0.22	$0.21	$0.22	$0.12	$0.19

Diluted weighted average shares outstanding	95,244	95,385	96,120	96,297	96,552

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021

Net income	$21,055	$20,486	$21,317	$11,918	$18,261
Depreciation and amortization	13,275	13,473	13,843	13,968	14,056
Interest expense	5,579	5,762	6,534	5,692	5,689
Amortization of stock-based compensation	971	1,585	1,810	1,802	5,635
EBITDA	40,880	41,306	43,504	33,380	43,641
Lease termination revenue	(73)	(63)	—	—	—
Property operating expenses	—	—	—	—	8
(Gain) loss on sale of real estate	(19)	192	—	—	(115)
Non-routine transaction costs	—	—	—	—	1,418
Loss on extinguishment of debt	—	—	—	10,827	—
Normalized EBITDA	$40,788	$41,435	$43,504	$44,207	$44,952

Net income	$21,055	$20,486	$21,317	$11,918	$18,261
Real estate related depreciation and amortization	13,268	13,466	13,837	13,964	14,051
(Gain) loss on sale of real estate	(19)	192	—	—	(115)
Funds from Operations (FFO)	34,304	34,144	35,154	25,882	32,197
Effect of the senior unsecured notes payable redemption	—	—	642	—	—
Lease termination revenue	(73)	(63)	—	—	—
Property operating expenses	—	—	—	—	8
Accelerated amortization of stock-based compensation	—	—	—	—	3,696
Non-routine transaction costs	—	—	—	—	1,418
Loss on extinguishment of debt	—	—	—	10,827	—
Normalized FFO	$34,231	$34,081	$35,796	$36,709	$37,319

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021

Net income	$21,055	$20,486	$21,317	$11,918	$18,261
Real estate related depreciation and amortization	13,268	13,466	13,837	13,964	14,051
Amortization of deferred financing fees	488	487	495	519	521
Amortization of stock-based compensation	971	1,585	1,810	1,802	5,635
Straight-line rental income	(12)	(12)	(8)	(6)	(6)
(Gain) loss on sale of real estate	(19)	192	—	—	(115)
Funds Available for Distribution (FAD)	35,751	36,204	37,451	28,197	38,347
Effect of the senior unsecured notes payable redemption	—	—	642	—	—
Lease termination revenue	(73)	(63)	—	—	—
Property operating expenses	—	—	—	—	8
Non-routine transaction costs	—	—	—	—	1,418
Loss on extinguishment of debt	—	—	—	10,827	—
Normalized FAD	$35,678	$36,141	$38,093	$39,024	$39,773

FFO per share	$0.36	$0.36	$0.36	$0.27	$0.33
Normalized FFO per share	$0.36	$0.36	$0.37	$0.38	$0.39

FAD per share	$0.37	$0.38	$0.39	$0.29	$0.40
Normalized FAD per share	$0.37	$0.38	$0.40	$0.40	$0.41

Diluted weighted average shares outstanding [1]	95,429	95,621	96,366	96,592	96,646

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	December 31, 2021	December 31, 2020
Assets:
Real estate investments, net	$1,589,971	$1,448,099
Other real estate investments	15,155	15,000
Assets held for sale, net	4,835	7,226
Cash and cash equivalents	19,895	18,919
Accounts and other receivables	2,418	1,823
Prepaid expenses and other assets, net	7,512	10,450
Deferred financing costs, net	1,062	2,042
Total assets	$1,640,848	$1,503,559

Liabilities and Equity:
Senior unsecured notes payable, net	$394,262	$296,669
Senior unsecured term loan, net	199,136	198,925
Unsecured revolving credit facility	80,000	50,000
Accounts payable, accrued liabilities and deferred rent liabilities	25,408	19,572
Dividends payable	26,285	24,251
Total liabilities	725,091	589,417

Equity:
Common stock	963	952
Additional paid-in capital	1,196,839	1,164,402
Cumulative distributions in excess of earnings	(282,045)	(251,212)
Total equity	915,757	914,142
Total liabilities and equity	$1,640,848	$1,503,559

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$71,982	$80,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	55,394	52,819
Amortization of deferred financing costs	2,052	1,950
Loss on extinguishment of debt	10,827	—
Amortization of stock-based compensation	10,832	3,790
Straight-line rental income	(32)	(77)
Noncash interest income	(155)	—
Loss on sale of real estate	77	37
Interest income distribution from other real estate investment	—	1,346
Change in operating assets and liabilities:
Accounts and other receivables	(562)	825
Prepaid expenses and other assets, net	399	387
Accounts payable, accrued liabilities and deferred rent liabilities	6,057	3,791
Net cash provided by operating activities	156,871	145,735
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(192,718)	(89,650)
Purchases of equipment, furniture and fixtures and improvements to real estate	(6,013)	(8,297)
Investment in real estate mortgage and other loans receivable	(1,253)	(30,498)
Principal payments received on real estate mortgage and other loans receivable	393	80,928
Repayment of other real estate investment	—	2,327
Escrow deposits for potential acquisitions of real estate	—	(3,000)
Net proceeds from sales of real estate	6,958	6,608
Net cash used in investing activities	(192,633)	(41,582)
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	22,946	(404)
Proceeds from the issuance of senior unsecured notes payable	400,000	—
Borrowings under unsecured revolving credit facility	220,000	65,000
Payments on senior unsecured notes payable	(300,000)	—
Payments on unsecured revolving credit facility	(190,000)	(75,000)
Payments on debt extinguishment and deferred financing costs	(14,095)	—
Net-settle adjustment on restricted stock	(1,331)	(1,996)
Dividends paid on common stock	(100,782)	(93,161)
Net cash provided by (used in) financing activities	36,738	(105,561)
Net increase (decrease) in cash and cash equivalents	976	(1,408)
Cash and cash equivalents as of the beginning of period	18,919	20,327
Cash and cash equivalents as of the end of period	$19,895	$18,919

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					December 31, 2021
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	58.8%	$(5,738)		$394,262
Floating Rate Debt

Senior unsecured term loan	1.601%	[1]	2026		200,000	29.4%	(864)		199,136
Unsecured revolving credit facility	1.201%	[2]	2024	[3]	80,000	11.8%	—	[4]	80,000
	1.487%				280,000	41.2%	(864)		279,136

Total Debt	2.892%				$680,000	100.0%	$(6,602)		$673,398

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.